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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 1999 included and incorporated by reference in Edison International's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in the prospectus, which is part of this registration statement.



                                             /s/ Arthur Andersen LLP


Los Angeles, California
July 1, 1999